UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Address of principal executive offices)

356 2757 7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2020, the Board of Directors (the “Board”) of Esports Entertainment Group, Inc. (the “Company”), appointed Mr. Damian Mathews as a member of the Board and Chairman of the Audit Committee (the “Appointment”). In connection with the Appointment, Mr. David Watt. will step down as the Chairman of the Audit Committee but will continue to serve as one of its members. Below is a description of Mr. Mathews’ professional work experience.

Damian Mathews, Age 48 Director and Chairman of the Audit Committee

Mr. Mathews combines over 25 years of experience in senior finance positions within investment management, banking and accounting. Previously, he had been involved with the Qatar and Abu Dhabi Investment Company (a sovereign wealth fund owned investment company) as Chief Financial Officer from 2014 to 2020. From 2012 to 2014 he was a Director of his own consultancy business, NZ Pacific Investments, in New Zealand. From 2009 to 2012 he held senior management positions including General Manager Finance (New Zealand); Head of Finance and Operations Americas (United States); and Head of Change Management (Australia) at Commonwealth Bank of Australia Group. From 2007 to 2008 Damian was a Director in Product Control at ABN Amro bank in London. From 2002 to 2006 he held various senior financial controller positions at Royal Bank of Scotland Group in London. From 1998 to 2002 he was an Assistant Vice President at Credit Suisse First Boston investment bank in London and the Bahamas. From 1994 to 1998, he was an Assistant Manager at KPMG accountants in London. He has a joint honors undergraduate degree in Economics and Politics from the University of Bristol in the United Kingdom and is a fellow of the Institute of Chartered Accountants in England and Wales.

The Board believes that Mr. Mathews’ experience in the finance industry makes him ideally qualified to help lead the Company towards continued growth.

Family Relationships

Mr. Mathews does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Mathews reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with the Appointment, the Company and Mr. Mathews entered into a director agreement (the “Director Agreement”) whereby as compensation for each year of services, Mr. Mathews will be entitled to receive: (i) cash compensation of $20,000, paid on a quarterly basis; (ii) 4,000 shares of restricted common stock of the Company, par value $0.001 per share (the “Common Stock”), issued on a quarterly basis; and (iii) 20,000 options to purchase shares of Common Stock, vesting on a quarterly basis, with an exercise price per share that equals 110% of the Common Stock price on the date of grant.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Director Agreement, and such description is qualified in its entirety by reference to the full text of the Director Agreement, which will be filed as an exhibit to the Company’s Form 10-K for the year ending June 30, 2020.

Item 8.01 Other Events.

On June 4, 2020, the Company issued a press release with regards to Mr. Mathews’ appointment to the Board. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: June 5, 2020	By:	/s/ Grant Johnson
Grant Johnson Chief Executive Officer

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